As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JUNIPER NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0422528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1194 North Mathilda Avenue

Sunnyvale, California 94089

(408) 745-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Juniper Networks, Inc. 2006 Equity Incentive Plan

Juniper Networks, Inc. 2008 Employee Stock Purchase Plan

(Full title of the plan)

Mitchell Gaynor, Esq.

Executive Vice President and General Counsel

Juniper Networks, Inc.

1194 North Mathilda Avenue

Sunnyvale, California 94089

(408) 745-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 Telephone: (650) 493-9300	Mary Anne Becking, Esq. Juniper Networks, Inc. 1194 North Mathilda Avenue Sunnyvale, California 94089 Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value (“Common Stock”), to be issued pursuant to the terms of the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”)	7,000,000 shares(1)	$17.12	$119,840,000(2)	$13,733.66
Common Stock to be issued pursuant to the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”)	25,000,000 shares(1)	$17.12	$428,000,000(2)	$49,048.80

(1)	This registration statement also shall cover any additional shares of Registrant’s common stock that become issuable under the ESPP or the 2006 Plan, as the case may be, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of $17.12 per share, the average of the high and low prices of the Registrant’s Common Stock on August 1, 2012, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Juniper Networks, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (a) 25,000,000 additional shares of common stock, $0.00001 par value of the Registrant (“Common Stock”), under the Juniper Networks, Inc. 2006 Equity Incentive Plan, which Common Stock is in addition to the (i) 69,455,465 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2007 (Commission File No. 333-141211), (ii) 30,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Commission on August 10, 2010 (Commission File No. 333-168734) and (iii) 30,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Commission on August 9, 2011(Commission File No. 333-176171); and (b) 7,000,000 additional shares of Common Stock under the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, which Common Stock is in addition to the 12,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Commission on June 16, 2008 (Commission File No. 333-151669) (collectively, the “Prior Registration Statements”).

This registration statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this registration statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Juniper Networks, Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 27, 2001)

4.2	Juniper Networks, Inc. Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.3	Amended and Restated Bylaws of Juniper Networks, Inc. (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.4	Juniper Networks, Inc. 2006 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.5	Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 8, 2012.

JUNIPER NETWORKS, INC.

By:	/s/ KEVIN R. JOHNSON
Kevin R. Johnson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robyn M. Denholm and Mitchell L. Gaynor, jointly and severally, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KEVIN R. JOHNSON
Kevin R. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2012

/s/ ROBYN M. DENHOLM
Robyn M. Denholm	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2012

/s/ GENE ZAMISKA
Gene Zamiska	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	August 8, 2012

/s/ SCOTT KRIENS
Scott Kriens	Chairman of the Board of Directors	June 18, 2012

/s/ PRADEEP SINDHU
Pradeep Sindhu	Chief Technical Officer and Vice Chairman of the Board of Directors	June 22, 2012

/s/ ROBERT M. CALDERONI
Robert M. Calderoni	Director	June 22, 2012

/s/ MARY B. CRANSTON
Mary B. Cranston	Director	August 8, 2012

/s/ MERCEDES JOHNSON
Mercedes Johnson	Director	August 8, 2012

/s/ J. MICHAEL LAWRIE
J. Michael Lawrie	Director	June 18, 2012

/s/ WILLIAM F. MEEHAN
William F. Meehan	Director	June 20, 2012

/s/ DAVID SCHLOTTERBECK
David Schlotterbeck	Director	August 8, 2012

/s/ WILLIAM R. STENSRUD
William R. Stensrud	Director	June 18, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Juniper Networks, Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 27, 2001)

4.2	Juniper Networks, Inc. Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.3	Amended and Restated Bylaws of Juniper Networks, Inc. (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.4	Juniper Networks, Inc. 2006 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

4.5	Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page of this registration statement)